UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 18, 2024

Innovative MedTech, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-24189	33-1130446
(Commission File Number)	(IRS Employer Identification No.)

2310 York St, Suite 200 Blue Island, IL	60406
(Address of Principal Executive Offices)	(Zip Code)

(708) 925-9424

(Registrant’s Telephone Number, Including Area Code)

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers, Appointment of Certain Officers.

On April 18, 2024, Innovative MedTech, Inc. (the “Company”) terminated Merle Griff, PhD., as the Company’s CEO, and Michael Friedman, the Company’s President and CFO, was appointed as CEO of the Company.

Item 8.01 Other Events.

On or about April 17, 2024, the Company was notified that a complaint had been filed against it in the United States District Court for the Northern District of Ohio, Eastern Division (case no. 5:24-cv-00687), by Merle Griff, Adam Griff and Brian Froelich (the “Plaintiffs”), who are the original shareholders of SarahCare, which is wholly owned by the Company, alleging breach of breach of contract and related causes of action in connection with unpaid royalties pursuant to the Company’s original purchase agreement in connection with SarahCare, and seeking $1,841,537.01 in damages, plus interests, costs and attorney fees. The Company intends to vigorously defend itself in this matter.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Innovative MedTech, Inc.

Date: April 22, 2024	By:	/s/ Michael Jordan Friedman
Michael Jordan Friedman
Chief Executive Officer

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